Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253432

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series B	$7,045,950.00	$768.71

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PRICING SUPPLEMENT Dated February 25, 2021 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-253432 (To Prospectus dated February 24, 2021 and Product Supplement dated February 24, 2021)

UBS AG $7,045,950 Capped Trigger GEARS

Linked to an Unequally-Weighted Basket of Exchange-Traded Funds due August 25, 2022

Investment Description

UBS AG Capped Trigger GEARS (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to an unequally-weighted basket (the “underlying basket”) consisting of 4 selected exchange-traded funds (each, a “basket asset”, together the “basket assets”), as specified herein under “Final Terms — Underlying Basket”. We also refer to an exchange-traded fund as an “ETF” herein. The amount you receive at maturity will be based on the direction and percentage change in the level of the underlying basket from the strike date to the final valuation date (the “basket return”) and whether the closing level of the underlying basket on the final valuation date (the “final basket level”) is less than the downside threshold. If the basket return is positive, at maturity UBS will pay you a cash payment per Security equal to the principal amount plus a percentage return equal to the lesser of (a) the basket return multiplied by the upside gearing and (b) the maximum gain. If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, at maturity UBS will pay you a cash payment per Security equal to the principal amount. If, however, the final basket level is less than the downside threshold, at maturity UBS will pay you a cash payment per Security that is less than the principal amount, if anything, resulting in a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment. Investing in the Securities involves significant risks. The Securities do not pay interest and your potential return on the Securities is limited to the maximum gain. You may lose a significant portion or all of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features

❑ Enhanced Exposure to Positive Basket Return up to the Maximum Gain: At maturity, the Securities provide exposure to any positive basket return multiplied by the upside gearing, up to the maximum gain.

❑ Contingent Repayment of Principal at Maturity with Potential for Full Downside Market Exposure: If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, at maturity UBS will pay you a cash payment per Security equal to the principal amount. If, however, the basket return is negative and the final basket level is less than the downside threshold, UBS will pay you a cash payment per Security that is less than the principal amount, if anything, resulting in a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates

Strike Date	February 23, 2021
Trade Date*	February 25, 2021
Settlement Date*	February 26, 2021
Final Valuation Date**	August 23 2022
Maturity Date **	August 25, 2022

*	We expect to deliver the Securities against payment on the first business day following the trade date. Under Rule 15c6 1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise.
**	Subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have the same downside market risk as that of the underlying basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose a significant portion or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

The initial basket level was set to 100 on the strike date and the remaining final terms of the Securities were also set on the strike date. The return on the Securities is subject to, and will not exceed, the “maximum gain” or the corresponding “maximum payment at maturity per Security”. Information about the underlying basket and the basket assets is specified under “Final Terms — Underlying Basket” herein and described in more detail under “Information About the Underlying Basket and the Basket Assets” herein. The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10 per Security and integral multiples of $10 in excess thereof.

Underlying Basket	BasketWeighting	Maximum Gain	Maximum Payment at Maturity per Security	Upside Gearing	Initial Basket Level	Downside Threshold	CUSIP	ISIN
An Unequally-Weighted Basket of 4 Exchange-Traded Funds (see page 2 for further details)	Unequally-Weighted (see page 2 for further details)	22.30%	$12.23	2.00	100.00	80.00, which is 80.00% of the Initial Basket Level	90278X400	US90278X4007

The estimated initial value of the Securities as of the trade date is $9.74. The estimated initial value of the Securities was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 6 herein.

See “Additional Information about UBS and the Securities” on page ii. The Securities will have the terms specified in the accompanying product supplement relating to the Securities, dated February 24, 2021, the accompanying prospectus dated February 24, 2021 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to an Unequally-Weighted Basket of Exchange-Traded Funds	$7,045,950.00	$10.00	$140,919.00	$0.20	$6,905,031.00	$9.80
UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities), with the Securities and Exchange Commission (the “SEC”), for the Securities to which this document relates. You should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Market-Linked Securities product supplement dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000091412121001042/ub55766407-424b2.htm
♦	Prospectus dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000119312521054082/d138688d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and references to “Securities” refer to the Capped Trigger GEARS that are offered hereby, unless the context otherwise requires. Also, references to the “accompanying product supplement” mean the UBS product supplement, dated February 24, 2021 and references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated February 24, 2021.

This document, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other prior pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors with respect to an investment in the Securities.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, the accompanying product supplement and this document, the following hierarchy will govern: first, this document; second, the accompanying product supplement and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.
♦	You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as that of the underlying basket and the basket assets or the stocks and other assets comprising the basket assets (the “basket asset constituents”).
♦	You believe that the level of the underlying basket will appreciate over the term of the Securities and that the percentage of appreciation, when multiplied by the upside gearing, is unlikely to exceed the maximum gain indicated on the cover hereof.
♦	You understand and accept that your potential return is limited to the maximum gain and you are willing to invest in the Securities based on the maximum gain indicated on the cover hereof.
♦	You are willing to invest in the Securities based on the downside threshold and upside gearing indicated on the cover hereof.
♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket and the basket assets.
♦	You do not seek current income from your investment and are willing to forgo any dividends paid on the basket assets.
♦	You understand and are willing to accept the risks associated with the underlying basket and the basket assets.
♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
♦	You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.
♦	You require an investment designed to provide a full return of principal at maturity.
♦	You cannot tolerate a loss of a significant portion or all of your initial investment or you are unwilling to make an investment that may have the same downside market risk as that of the underlying basket or the basket assets or the basket asset constituents.
♦	You believe that the level of the underlying basket will decline during the term of the Securities and that the final basket level is likely to be less than the downside threshold, or you believe that the level of the underlying basket will appreciate over the term of the Securities and that the percentage of appreciation, when multiplied by the upside gearing, is likely to exceed the maximum gain indicated on the cover hereof.
♦	You seek an investment that has unlimited return potential without a cap on appreciation, or you are unwilling to invest in the Securities based on the maximum gain indicated on the cover hereof.
♦	You are unwilling to invest in the Securities based on the downside threshold or the upside gearing indicated on the cover hereof.
♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket or the basket assets.
♦	You seek current income from your investment or prefer to receive any dividends paid on the basket assets.
♦	You do not understand or are not willing to accept the risks associated with the underlying basket or the basket assets.
♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.
♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances. You are urged to consult your investment, legal, tax, accounting and other advisors regarding the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Basket and the Basket Assets” herein for more information on the underlying basket and the basket assets. You should also review “Key Risks” herein and the more detailed “Risk Factors” in the accompanying product supplement for risks related to an investment in the Securities.

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Final Terms

Issuer	UBS AG London Branch
Principal Amount	$10 per Security (subject to a minimum investment of 100 Securities)
Term	Approximately 18 months.
Underlying Basket	The following table lists the basket assets and their corresponding Bloomberg tickers, basket weightings and initial asset levels.
	Basket Asset	Bloomberg Ticker	Basket Weighting	Initial Asset Level(1)
	Shares of The Materials Select Sector SPDR® Fund	XLB	20.00%	$75.60
	Shares of The Energy Select Sector SPDR® Fund	XLE	20.00%	$48.57
	Shares of The Financial Select Sector SPDR® Fund.	XLF	35.00%	$32.91
	Shares of The Industrial Select Sector SPDR® Fund	XLI	25.00%	$91.55
Maximum Gain	22.30%
Maximum Payment at Maturity per Security	$12.23
Upside Gearing	2.00
Payment at Maturity (per Security)	If the basket return is positive, UBS will pay you an amount in cash equal to:
	$10 × (1 + the lesser of (a) Basket Return × Upside Gearing and (b) Maximum Gain)
	If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, UBS will pay you an amount in cash equal to: Principal Amount of $10
	If the basket return is negative and the final basket level is less than the downside threshold, UBS will pay you an amount in cash that is less than your principal amount, if anything, equal to:

$10 × (1 + Basket Return)

In this scenario, you will suffer a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Basket Return	The quotient, expressed as a percentage, of the following formula: Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level	100.00, as set on the strike date
Final Basket Level	The basket closing level on the final valuation date.
Downside Threshold	A specified level of the underlying basket that is less than the initial basket level, equal to a percentage of the initial basket level, as indicated on the cover hereof.
Basket Closing Level	On any day, the basket closing level will be calculated as follows: 100 × [1 + (the sum of each basket asset return multiplied by its basket weighting)]
Basket Asset Return	On any day, with respect to each basket asset, the quotient, expressed as a percentage, of the following formula: Closing Asset Level – Initial Asset Level Initial Asset Level
Closing Asset Level(2)	With respect to each basket asset, the closing level for such basket asset on the applicable date of observation.

(1) With respect to each basket asset, the closing asset level for such basket asset on the strike date, as determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under "General Terms of the Securities - Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset", "- Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset" " and "- Delisting, Discontinuance or Modification of an ETF" in the accompanying product supplement.

(2) As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under "General Terms of the Securities - Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset" and "- Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset" in the accompanying product supplement.

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Investment Timeline

Strike Date	The initial asset level for each basket asset is observed, and the initial basket level and the final terms of the Securities are set.
¯
Maturity Date

The closing asset level for each basket asset is observed on the final valuation date and each basket asset return and the basket return are calculated.

If the basket return is positive, UBS will pay you an amount in cash per Security equal to:

$10 × (1 + the lesser of (a) Basket Return × Upside Gearing and (b) Maximum Gain)

If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, UBS will pay you an amount in cash per Security equal to:

Principal Amount of $10

If the basket return is negative and the final basket level is less than the downside threshold, UBS will pay you an amount in cash per Security that is less than your principal amount, if anything, equal to:

$10 × (1 + Basket Return)

In this scenario, you will suffer a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Investing in the Securities involves significant risks. You may lose a significant portion or all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

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Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying basket or in any of the basket assets. Some of the key risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities.

Risks Relating to Return Characteristics

♦	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities. UBS will pay you the principal amount of your Securities in cash at maturity only if the final basket level is equal to or greater than the downside threshold. If the basket return is negative and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment.
♦	The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. The stated payout by the issuer is available only if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the underlying basket is equal to or greater than the downside threshold.
♦	The upside gearing applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the upside gearing, and the percentage return you realize may be less than the then-current basket return multiplied by the upside gearing, even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the upside gearing, subject to the maximum gain, only if you hold your Securities to maturity.
♦	Your potential return on the Securities is limited to the maximum gain — The return potential of the Securities is limited to the maximum gain. Therefore, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the upside gearing, exceeds the maximum gain and your return on the Securities may be less than it would be in a hypothetical direct investment in the underlying basket or in the basket assets.
♦	No interest payments — UBS will not pay any interest with respect to the Securities.
♦	Greater expected volatility generally indicates an increased risk of loss at maturity — “Volatility” refers to the frequency and magnitude of changes in the level of the basket assets and therefore, the underlying basket. The greater the expected volatility of the underlying basket as of the strike date, the greater the expectation is as of that date that the final basket level of the underlying basket could be less than the downside threshold and, as a consequence, indicates an increased risk of loss. However, the underlying basket's volatility can change significantly over the term of the Securities, and a relatively lower downside threshold may not necessarily indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying basket and the potential to lose a significant portion or all of your initial investment.
♦	Owning the Securities is not the same as owning the basket assets — The return on your Securities may not reflect the return you would realize if you actually owned the basket assets. For instance, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the upside gearing, exceeds the maximum gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the basket assets may have.

Risks Relating to Characteristics of the Underlying Basket and Basket Assets

♦	Market risk — The return on the Securities, which may be negative, is directly linked to the performance of the underlying basket (and, therefore, the weighted performance of the basket assets) and indirectly linked to the performance of the basket asset constituents and their issuers (the “basket asset constituent issuers”), and will depend on whether, and the extent to which, the basket return is positive or negative. The level of the basket assets (and, therefore, the level of the underlying basket) can rise or fall sharply due to factors specific to that basket asset or the basket asset constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the basket asset constituent issuers and, therefore, the basket assets and the performance of the underlying basket. You, as an investor in the Securities, should make your own investigation into the investment advisers of the basket assets (each, a “basket asset issuer”) and the basket assets for your Securities. For additional information regarding the basket assets and basket asset issuers, please see “Information about the Basket and the Basket Assets” in this document and the basket asset issuers’ SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the applicable basket asset issuer with the SEC.
♦	The underlying basket is unequally weighted, and changes in the values of the basket assets may offset each other — The underlying basket is unequally weighted and, therefore, an increase in the level of one or more basket assets may be mediated, offset or reversed by a smaller increase or a decline in the level of one or more other basket assets. As a result, unfavorable performance by relatively few of the baskets on the final valuation date could cause the final basket level to be less than the downside threshold, even if the other basket assets perform favorably on the final valuation date. Because the basket assets are not equally weighted, increases in

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lower weighted basket assets may be offset by even small decreases in more heavily weighted basket assets. Specifically, the performance of the Financial Select Sector SPDR® Fund will have a larger impact on the return on the Securities than the performance of any other basket asset.
♦	The Securities are subject to risks associated with the materials sector — The Securities are subject to risks associated with the materials sector because the Materials Select Sector SPDR® Fund (the “XLB Fund”) seeks to track the performance of the Materials Select Sector Index (its “target index”), which is comprised of the stocks of companies representing the materials sector of the S&P 500® Index. The XLB Fund has assets concentrated in the materials sector, which means the XLB Fund will be more affected by the performance of the materials sector than a fund that is more diversified. Many materials companies are significantly affected by the level and volatility of commodity prices, exchange rates, import controls, worldwide competition, environmental policies and consumer demand. At times, worldwide production of industrial materials has exceeded demand as a result of over-building or economic downturns, leading to poor investment returns or losses. Other risks may include liabilities for environmental damage and general civil liabilities, depletion of resources, and mandated expenditures for safety and pollution control. The materials sector may also be affected by economic cycles, technical progress, labor relations, and government regulations.
♦	The Securities are subject to risks associated with the energy sector — The Securities are subject to risks associated with the energy sector because the Energy Select Sector SPDR® Fund (the “XLE Fund”) seeks to track the performance of the Energy Select Sector Index (its “target index”), which is comprised of the stocks of companies representing the energy sector of the S&P 500® Index. All or substantially all of the XLE Fund’s basket asset constituents are issued by companies whose primary lines of business are directly associated with the energy sector. The XLE Fund's assets will be concentrated in the energy sector, which means the XLE Fund will be more affected by the performance of the energy sector than a fund that is more diversified. Energy companies typically develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Securities prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events, exchange rates and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for energy companies' products or services or for energy products and services in general, as well as negative developments in these other areas, could adversely impact the performance of energy sector companies. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may also be at risk for environmental damage claims.
♦	The Securities are subject to risks associated with the financial sector — The Securities are subject to risks associated with the financial sector because the Financial Select Sector SPDR® Fund (the “XLF Fund”) seeks to track the performance of the Financial Select Sector Index (its “target index”), which is comprised of the stocks of companies representing the financial sector of the S&P 500® Index. The XLF Fund may be subject to increased price volatility as its holdings are concentrated in a single industry and may be more susceptible to economic, market, political or regulatory occurrences affecting that industry. Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts). Declining real estate values could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.
♦	The Securities are subject to risks associated with the industrial sector — The Securities are subject to risks associated with the industrial sector because the Industrial Select Sector SPDR® Fund (the “XLI Fund”) seeks to track the performance of the Industrial Select Sector Index, which is comprised of the stocks of companies representing the industrial sector of the S&P 500® Index. The XLI Fund has assets concentrated in the industrial sector, which means the XLI Fund will be more affected by the performance of the industrial sector than a fund that was more diversified. Industrial companies are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrial sector, can be significantly affected by government spending policies because companies involved in this industry rely, to a significant extent, on U.S. and non-U.S. government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies which are typically under pressure from efforts to control the U.S. (and other) government budgets. Transportation securities, a component of the industrial sector, are cyclical and have occasional sharp price movements which may result from changes in the economy, fuel prices, labor agreements and insurance costs.

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♦	Correlation (or lack of correlation) among the basket assets may adversely affect your return on the Securities — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the basket assets may not correlate with each other. At a time when the level of a basket asset increases in value, the level of another basket asset may not increase as much, or may even decline in value. Therefore, in calculating the underlying basket’s performance on the final valuation date, an increase in the level of one basket asset may be mitigated, wholly offset or reversed by a lesser increase or by a decline in the level of another basket asset. Further, high correlation of movements in the values of the basket assets could adversely affect your return on the Securities during periods of negative performance of the basket assets. Changes in the correlation of the basket assets may adversely affect the market value of, and return on, your Securities.
♦	There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying basket will rise or fall and there can be no assurance that the final basket level of the underlying basket will be equal to or greater than the initial basket level or downside threshold. The final basket level of the underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket asset constituent issuers. You should be willing to accept the risks of owning equities in general and the basket assets in particular, and the risk of losing a significant portion or all of your initial investment.
♦	The value of the basket assets may not completely track the value of its basket asset constituents — Although the trading characteristics and valuations of an ETF, including each basket asset, will usually mirror the characteristics and valuations of its basket asset constituents, the value of an ETF may not completely track the value of its basket asset constituents. The value of the basket assets will reflect transaction costs and fees that its basket asset constituents do not have. In addition, although the basket assets are currently listed for trading on an exchange, there is no assurance that an active trading market will continue or that there will be liquidity in the trading market. Additionally, the net asset value (``NAV”) of the basket assets may fluctuate with changes in the market value of its basket asset constituents and/or supply and demand of the basket asset constituents or basket assets on the applicable stock exchanges. Accordingly, the market price of the basket assets may differ from its NAV per share and may trade at, above or below its NAV per share.
♦	Failure of the basket assets to track the level of its target index — While an ETF, including each basket asset, is designed and intended to track the level of its target index, various factors, including fees and other transaction costs, will prevent an ETF from correlating exactly with changes in the level of its target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, an ETF may not invest in all the securities, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. Accordingly, the performance of an ETF will not be equal to the performance of its target index during the term of the Securities.
♦	The basket assets utilize a passive indexing investment approach — The basket assets are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the basket assets, utilizing a “passive” or indexing investment approach, attempt to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such target index. Therefore, unless a specific security is removed from its target index, the basket assets generally would not sell a security because the stock's issuer was in financial trouble. In addition, the basket assets is subject to the risk that the investment strategy of its investment adviser may not produce the intended results.
♦	There is no affiliation between any basket asset issuer or any basket asset constituent issuer and UBS, and UBS is not responsible for any disclosure by such issuers — We are not affiliated with any basket asset issuer or any basket asset constituent issuer. However, we and our affiliates may currently, or from time to time in the future engage in business with one or more basket asset issuer. However, we are not affiliated with any such basket asset issuer or any basket asset constituent issuer and are not responsible for such issuers' public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the basket assets and their issuers. No basket asset issuer nor any basket asset constituent issuer is involved in the Securities offered hereby in any way and has an obligation of any sort with respect to your Securities. No basket asset issuer nor any basket asset constituent issuer has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amount payable on, your Securities.

Estimated Value Considerations

♦	The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the basket assets and basket asset constituents, any expected dividends on the basket assets and basket asset constituents, the correlation among the basket assets, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

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♦	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Basket and Basket Assets — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
♦	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

♦	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
♦	The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
♦	Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the levels of the basket assets; the volatility of the basket assets; any dividends paid on the basket assets; the correlation among the basket assets; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the availability of comparable instruments; the creditworthiness of UBS; the then current bid-ask spread for the Securities. These and other factors are unpredictable and interrelated and may offset or magnify each other.
♦	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

♦	Potential UBS impact on the basket assets — Trading or transactions by UBS or its affiliates in any basket asset or any basket asset constituent, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of any basket asset or any basket asset constituent may adversely affect the market price of that basket asset (and, therefore, the performance of the underlying basket) and, therefore, the market value of, and return on, the Securities.

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♦	Potential conflict of interest — UBS and its affiliates may engage in business with a basket asset issuer or any basket asset constituent issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent can postpone the determination of the closing asset levels or the final basket level on the final valuation date if a market disruption event occurs or is continuing on that day. As UBS determines the economic terms of the Securities, including the maximum gain, upside gearing and downside threshold, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
♦	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the market value of, and return on, the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying basket.
♦	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting a basket asset, the calculation agent may make adjustments to its initial asset level, or closing asset level, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect a basket asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. Following certain reorganization events relating to any basket asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to such basket asset issuer in combination with any cash or any other assets distributed to holders of the basket asset in such reorganization event. If such basket asset issuer becomes subject to (i) a reorganization event whereby the basket asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) the basket asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security. Following a delisting or suspension from trading or discontinuance of an ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” in the accompanying product supplement. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of, and return on, the Securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting, Discontinuance or Modification of an ETF” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

♦	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.
♦	The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

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♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the Securities, the price or value of their investment in the Securities and/or the ability of UBS to satisfy its obligations under the Securities and could lead to holders losing some or all of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of the Securities?” herein and “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

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Hypothetical Examples and Return Table of the Securities at Maturity

The below examples and table are based on hypothetical terms. The actual terms were set on the strike date and are indicated on the cover hereof.

The examples and table below illustrate the Payment at Maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of analysis):

Term:	Approximately 18 months
Initial Basket Level:	100
Downside Threshold:	80.00 (80% of the Initial Basket Level)
Upside Gearing:	2.00
Maximum Gain:	20.00%
Range of Basket Return:	-100% to 40%

Example 1: The Basket Return is 5%.

Because the basket return is positive and, when multiplied by the upside gearing, is less than the maximum gain, the payment at maturity per Security will be calculated as follows:

$10 × (1 + the lesser of (a) 5.00% × 2.00 and (b) 20.00%)

= $10 × (1 + 10.00%)
= $11.00 per Security (a 10.00% total return).

Example 2: The Basket Return is 20%.

Because the basket return is positive and, when multiplied by the upside gearing, is greater than the maximum gain, the payment at maturity per Security will be calculated as follows:

$10 × (1 + the lesser of (a) 20.00% × 2.00 and (b) 20.00%)

= $10 × (1 + 20.00%)
= $12.00 per Security (a 20.00% total return).

Example 3: The Basket Return is -10% and the Final Basket Level is equal to or greater than the Downside Threshold.

Because the basket return is negative and the final basket level is equal to or greater than the downside threshold, the payment at maturity per Security will be equal to the principal amount of $10 (a 0% total return).

Example 4: The Basket Return is -60% and the Final Basket Level is less than the Downside Threshold.

Because the basket return is negative and the final basket level is less than the downside threshold, the payment at maturity per Security will be less than the principal amount, calculated as follows:

$10 × (1 + -60.00%)
= $10 × 0.4
= $4.00 per Security (a 60.00% loss).

In this scenario, you will suffer a percentage loss on your initial investment in an amount equal to the basket return and, in extreme situations, you could lose all of your initial investment.

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Underlying Basket		Payment and Return at Maturity
Final Basket Level	Basket Return(1)	Payment at Maturity	Security Total Return at Maturity
140.00	40.00%	$12.00	20.00%
130.00	30.00%	$12.00	20.00%
125.00	25.00%	$12.00	20.00%
115.00	15.00%	$12.00	20.00%
110.00	10.00%	$12.00	20.00%
107.50	7.50%	$11.50	15.00%
105.00	5.00%	$11.00	10.00%
102.50	2.50%	$10.50	5.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
80.00	-20.00%	$10.00	0.00%
70.00	-30.00%	$7.00	-30.00%
60.00	-40.00%	$6.00	-40.00%
50.00	-50.00%	$5.00	-50.00%
25.00	-75.00%	$2.50	-75.00%
10.00	-90.00%	$1.00	-90.00%
0.00	-100.00%	$0.00	-100.00%
(1)	The basket return excludes any cash dividend payments made on the basket assets.

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Information About the Underlying Basket and the Basket Assets

All disclosures contained in this document regarding the underlying basket and basket assets is derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying basket and basket assets. You should make your own investigation into the underlying basket and basket assets.

Included on the following pages is a brief description of the underlying basket and basket assets. This information has been obtained from publicly available sources. Set forth below are graphs that illustrates the past performance for each basket asset. We obtained the past performance information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of the basket assets as an indication of future performance.

Each basket asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each basket asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each basket asset issuer can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

The Underlying Basket

Because the underlying basket is a newly created basket and its level began to be calculated only on the strike date, there is no actual historical information about the basket closing levels as of the date hereof. Therefore, the hypothetical basket closing levels of the underlying basket below are calculated based on publicly available information for each basket asset as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical basket closing level has fluctuated in the past and may, in the future, experience significant fluctuations. The actual initial basket level was set to 100.00 on the strike date. Any hypothetical historical upward or downward trend in the basket closing level during any period shown below is not an indication that the underlying basket is more or less likely to increase or decrease at any time during the term of the Securities.

Hypothetical Historical Basket Levels

The graph below illustrates the hypothetical performance of the underlying basket from January 1, 2016 through February 23, 2021, based on the daily closing levels of the basket assets. Past hypothetical performance of the underlying basket is not indicative of the future performance of the underlying basket.

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The Materials Select Sector SPDR® Fund

We have derived all information contained herein regarding The Materials Select Sector SPDR® Fund (the “XLB Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLB Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLB Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLB Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Materials Select Sector Index (the “target index”). The target index seeks to measure the performance of the materials segment of the U.S. equity market and includes companies that have been identified as materials companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: chemicals; metals and mining; paper and forest products; containers and packaging; and construction materials. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLB Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLB Fund’s website. Expenses of the XLB Fund reduce the net asset value of the assets held by the XLB Fund and, therefore, reduce the value of the shares of the XLB Fund.

In seeking to track the performance of the target index, the XLB Fund employs a replication strategy, which means that the XLB Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLB Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLB Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

The XLB Fund’s website is us.spdrs.com/en/etf/materials-select-sector-spdr-fund-XLB. Shares of the XLB Fund are listed on the NYSE Arca under ticker symbol “XLB.”

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLB Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information from outside sources including, but not limited to the XLB Fund Prospectus and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the XLB Fund or the target index.

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Historical Information

The graph below illustrates the performance of the shares of the XLB Fund from January 1, 2011 through February 23, 2021, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

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The Energy Select Sector SPDR® Fund

We have derived all information contained herein regarding The Energy Select Sector SPDR® Fund (the “XLE Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLE Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLE Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLE Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index (the “target index”). The target index seeks to measure the performance of the energy segment of the U.S. equity market and includes companies that have been identified as energy companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLE Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLE Fund’s website. Expenses of the XLE Fund reduce the net asset value of the assets held by the XLE Fund and, therefore, reduce the value of the shares of the XLE Fund.

In seeking to track the performance of the target index, the XLE Fund employs a replication strategy, which means that the XLE Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLE Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLE Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

The XLE Fund’s website is us.spdrs.com/en/etf/materials-select-sector-spdr-fund-XLE. Shares of the XLE Fund are listed on the NYSE Arca under ticker symbol “XLE.”

Information from outside sources including, but not limited to the XLE Fund Prospectus and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the XLE Fund or the target index.

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Historical Information

The graph below illustrates the performance of the shares of the XLE Fund from January 1, 2011 through February 23, 2021, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

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The Financial Select Sector SPDR® Fund

We have derived all information contained herein regarding The Financial Select Sector SPDR® Fund (the “XLF Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLF Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLF Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLF Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index (the “target index”). The target index seeks to measure the performance of the financial segment of the U.S. equity market and includes companies that have been identified as financial companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLF Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLF Fund’s website. Expenses of the XLF Fund reduce the net asset value of the assets held by the XLF Fund and, therefore, reduce the value of the shares of the XLF Fund.

In seeking to track the performance of the target index, the XLF Fund employs a replication strategy, which means that the XLF Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLF Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLF Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

The XLF Fund’s website is https://www.ssga.com/us/en/institutional/etfs/funds/the-financial-select-sector-spdr-fund-xlf. Shares of the XLF Fund are listed on the NYSE Arca under ticker symbol “XLF”.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLF Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information from outside sources including, but not limited to the XLF Fund Prospectus and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the XLF Fund or the target index.

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Historical Information

The graph below illustrates the performance of the shares of the XLF Fund from January 1, 2011 through February 23, 2021, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

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The Industrial Select Sector SPDR® Fund

We have derived all information contained herein regarding The Industrial Select Sector SPDR® Fund (the “XLI Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLI Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLI Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLI Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Industrial Select Sector Index (the “target index”). The target index seeks to measure the performance of the industrial segment of the U.S. equity market and includes companies that have been identified as industrial companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: aerospace and defense; industrial conglomerates; marine; transportation infrastructure; machinery; road and rail; air freight and logistics; commercial services and supplies; professional services; electrical equipment; construction and engineering; trading companies and distributors; airlines; and building products. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLI Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLI Fund’s website. Expenses of the XLI Fund reduce the net asset value of the assets held by the XLI Fund and, therefore, reduce the value of the shares of the XLI Fund.

In seeking to track the performance of the target index, the XLI Fund employs a replication strategy, which means that the XLI Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLI Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLI Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

The XLI Fund’s website is https://www.ssga.com/us/en/institutional/etfs/funds/the-industrial-select-sector-spdr-fund-xli. Shares of the XLI Fund are listed on the NYSE Arca under ticker symbol “XLI”.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLI Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information from outside sources including, but not limited to the XLI Fund Prospectus and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the XLI Fund or the target index.

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Historical Information

The graph below illustrates the performance of the shares of the XLI Fund from January 1, 2011 through February 23, 2021, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

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What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the underlying basket. If your Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

Because the Securities are linked to the shares of ETFs, there is a risk that an investment in the Securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in certain “passthru entities” (including regulated investment companies such as ETFs, real estate investment trusts and passive foreign investment companies). Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement) in respect of the Securities would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain”(as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the taxable disposition of the Securities (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of taxable disposition of the Securities).

It is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of the Securities would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed in respect of the Securities. Under Section 1260 of the Code, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “passthru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the basket assets, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the basket assets directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the Securities. However, it is also possible that all or a portion of your gain with respect to the Securities could be treated as “Excess Gain” because the Securities are linked to basket assets that are shares of ETFs, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Securities the holder had invested, pro rata, the principal amount of the Securities in shares of such ETFs and sold those shares for their fair market value on the date the Securities are sold, exchanged or retired. In addition, all or a portion of your gain recognized with respect to the Securities could be “Excess Gain” if you purchase the Securities for an amount that is less than the principal amount of the Securities or if the return on the Securities is adjusted to take into account any extraordinary dividends that are paid on the shares of such ETFs. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the taxable disposition of the Securities after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. Because the application of the constructive ownership rules to the Securities is unclear, you are urged to consult your tax advisor regarding the potential application of the “constructive ownership” rules to an investment in the Securities.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

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Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any basket asset issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If the basket asset issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any basket asset issuer as a USRPHC and the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.

Based on our determination that the Securities are not “delta-one” with respect to the underlying basket, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying basket or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying basket, the basket assets or the Securities. If you enter, or have entered, into other transactions in respect of the underlying basket, basket assets or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

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Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover hereof. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover hereof.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition of Sales to EEA & UK Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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Validity of the Securities

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated February 24, 2021 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated February 24, 2021 filed on that date with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

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